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                                                                  EXHIBIT 10.24

                        THE HAWK GROUP OF COMPANIES, INC.

                                     FORM OF
                 12% SENIOR SUBORDINATED NOTE DUE JUNE 30, 2005

No. R-_____                                                 New York, New York
$____________                                               June 30, 1995

PPN: _________

         THE HAWK GROUP OF COMPANIES, INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to CIG & CO. or registered assigns the principal sum of ______________________________ on June 30, 2005 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Subordinated Note at the rate of twelve percent (12%) per annum, quarterly on the last day of each September, December, March and June in each year, commencing on the later of (a) September 30, 1995 and (b) the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Prepayment Compensation Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (i) the highest rate allowed by applicable law or (ii) the greater of (A) fourteen percent (14%) per annum, and
(B) two percent (2%) per annum in excess of the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its "Prime Rate."

         Payments of principal, Prepayment Compensation Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement referred to below.

         This Subordinated Note is one of an issue of Subordinated Notes of the Company issued in an aggregate principal amount limited to Thirty Million Dollars ($30,000,000) pursuant to the separate Senior Subordinated Note and Warrant Purchase Agreements (collectively, as may be amended from time to time, the "Note Purchase Agreement"), each dated as of June 30, 1995, between the Company and each of the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Subordinated Note is subject to prepayment, in whole or in part, in certain cases without a Prepayment Compensation Amount and in other cases with a Prepayment Compensation Amount.

         This Subordinated Note is a registered Subordinated Note and is transferable only by surrender at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Subordinated Note or its attorney duly authorized in writing.


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         Under certain circumstances, as specified in the Note Purchase
Agreement, the principal of this Subordinated Note (together with any applicable Prepayment Compensation Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

         THIS SUBORDINATED NOTE AND THE NOTE PURCHASE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL CONNECTICUT LAW.

                                             THE HAWK GROUP OF COMPANIES, INC.

                                             By:_______________________________
                                                      Name:
                                                      Title:



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